Exhibit 99.1

Integrated Rail and Resources Acquisition Corp. Announces Postponement of Special Meeting of Stockholders

WINTER PARK, Fla. , Nov. 11, 2024 (GLOBE NEWSWIRE) -- Integrated Rail and Resources Acquisition Corp. (OTC: IRRX) (“IRRX”), today announced that in furtherance of its business objectives and publicly announced proposed business combination, the Company has determined to postpone its special meeting of stockholders, originally scheduled to be held on Tuesday, November 12, 2024 to Thursday, November 14, 2024 at 10:00 am Eastern Time. As a result of the postponement of the special meeting of stockholders, any stockholder seeking to demand redemption in connection with the Extension Amendment Proposal on the agenda for the special meeting must submit its written request to the transfer agent in accordance with the procedure specified in the proxy statement delivered to the Company’s stockholders in connection with the special meeting prior to 5:00 p.m. EST on Tuesday, November 12, 2024.

About Integrated Rail and Resources Acquisition Corp.

IRRX is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While IRRX may pursue an initial business combination target in any business or industry, it has focused its search on natural resources, railroads and/or railroad logistics companies, or any combinations thereof. IRRX is sponsored by DHIP Natural Resources Investments, LLC.

About Tar Sands Holding II, LLC (“TSII”)

TSII is a privately held company established by Utah-based Endeavor Capital Group in 2013. As a cornerstone to the TSII’s asset base, it controls key real estate and natural resource development rights in the Uintah Basin in Utah including permits for the processing and refining of certain natural resources. The Company has maintained but not operated these assets.

Forward-Looking Statements

This press release includes certain statements that may be considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements about future events or IRRX’s or TSII’s future financial or operating performance. For example, statements regarding TSII’s anticipated growth and the anticipated growth and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements regarding future events and the future results of IRRX and TSII are based on current expectations, estimates, forecasts, and projections about the industry in which TSII operates, as well as the beliefs and assumptions of IRRX’s management and TSII’s management. These forward-looking statements are only predictions and are subject to known and unknown risks, uncertainties, assumptions and other factors beyond IRRX’s or TSII’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, TSII’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and IRRX and TSII therefore caution against relying on any of these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by IRRX and its management, TSII and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond IRRX’s or TSII’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement in Plan of Merger by and among IRRX and TSII and the other parties thereto (the “Merger Agreement”), and any subsequent definitive agreements with respect to the merger of IRRX and TSII (the Merger Agreement and transactions contemplated thereby, the “Business Combination”); (ii) the outcome of any legal proceedings that may be instituted against IRRX, TSII, or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain consents and approvals of the shareholders of IRRX, to obtain financing to complete the Business Combination or to satisfy other conditions to closing, or delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (iv) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (v) projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, and the estimated implied enterprise value of TSII; (vi) TSII’s ability to scale and grow its business, and the advantages and expected growth of TSII; (vii) TSII’s ability to source and retain talent, the cash position of TSII following closing of the Business Combination; (viii) the ability to meet stock exchange listing standards in connection with, and following, the consummation of the Business Combination; (ix) the risk that the Business Combination disrupts current plans and operations of TSII as a result of the announcement and consummation of the Business Combination; (x) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of TSII to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (xi) costs related to the Business Combination; (xii) changes in applicable laws, regulations, political and economic developments; (xiii) the possibility that TSII may be adversely affected by other economic, business and/or competitive factors; (xiv) TSII’s estimates of expenses and profitability; (xv) the failure to realize estimated shareholder redemptions, purchase price and other adjustments; and (xvi) other risks and uncertainties set forth in the filings by IRRX with the Securities and Exchange Commission (the “SEC”). There may be additional risks that neither IRRX nor TSII presently know or that IRRX and TSII currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements made by or on behalf of IRRX or TSII speak only as of the date they are made. None of IRRX or TSII undertakes any obligation to update any forward-looking statements to reflect any changes in their respective expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Additional Information About the Transaction and Where to Find It

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional information about the Extension Amendment Proposal can be found in the Company’s definitive proxy statement in connection with the Company’s solicitation of proxies for its special meeting of stockholders that is being held to approve the Extension Amendment Proposal, which was previously filed with the SEC and mailed to stockholders on or about October 21, 2024.

Stockholders may also obtain a copy of the definitive proxy statement for the special meeting, as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Integrated Rail and Resources Acquisition Corp., 400 W. Morse Boulevard, Suite 220, Winter Park, FL 32789.

Participants in the Solicitation

IRRX and its directors and executive officers may be deemed participants in the solicitation of proxies from IRRX’s shareholders with respect to the Extension Amendment Proposal as well as the Business Combination. Information regarding IRRX’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on April 17, 2024. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is contained in the definitive proxy statement for the special meeting as well as the preliminary and definitive proxy statements/prospectus related to the proposed business combinations and related transactions when they become available, and which can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release does not constitute, and should not be construed to be, a proxy statement or the solicitation of a proxy, solicitation of any vote or approval, consent or authorization with respect to any securities or in respect of the proposed Business Combination described herein and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact:

William Lane, wlane@dhipgroup.com